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                   GATEWAY ENERGY CORPORATION AND SUBSIDIARIES

                                   EXHIBIT 11

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                                                QUARTER ENDED MAY 31,
                                                                                1999                1998
                                                                           --------------      -------------
Weighted average number of common shares
     outstanding                                                               15,242,494         14,454,700

Add shares issuable pursuant to warrant
     agreements less shares assumed repurchased
     at the average market price                                                        - (1)         56,700 (1)

Add shares issuable pursuant to stock options
     less shares assumed repurchased at the
     average market price                                                               - (1)         22,000 (1)

Add shares issuable from assumed conversion
     of convertible notes                                                               - (1)      1,863,700 (1)
                                                                           --------------      -------------

Tentative number of shares for computation
     of fully diluted earnings per share                                       15,242,494         16,397,100
                                                                           --------------      -------------
                                                                           --------------      -------------

Loss applicable to common stock                                            $     (395,167)     $    (556,600)

Add back interest expense for convertible
     promissory notes assumed converted                                                 - (1)         13,600 (1)
                                                                           --------------      -------------

Tentative earnings (loss) for computation of
     fully diluted earnings per share                                      $     (395,167)     $    (543,000)
                                                                           --------------      -------------
                                                                           --------------      -------------

Basic loss per common share                                                $        (0.03)     $       (0.04)
                                                                           --------------      -------------
                                                                           --------------      -------------
Fully diluted loss per common share                                        $        (0.03)     $       (0.04)
                                                                           --------------      -------------
                                                                           --------------      -------------

         (1) Not used in fully diluted earnings per share calculations as effect would be antidilutive.

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